Exhibit 21.1

List of Subsidiaries

Entity	Jurisdiction
Sentio Healthcare Properties OP, L.P.	Delaware
HC Operating Partnership, L.P.	Delaware
Master HC TRS, LLC	Delaware
Caruth Haven TRS, LLC	Delaware
Caruth Haven GP, LLC	Delaware
Caruth Haven, L.P.	Delaware
The Oaks Bradenton TRS, LLC	Delaware
The Oaks Bradenton, LLC	Delaware
GreenTree Acquisition TRS, LLC	Delaware
GreenTree Acquisition, LLC	Delaware
MVI Health Center GP, LLC	Delaware
MVI Health Center, L.P.	Delaware
Floral Vale, LLC	Delaware
Floral Vale TRS LLC	Delaware
Hilliard ALF TRS LLC	Delaware
Hilliard ALF LLC	Delaware
Royal Cornerstone South Carolina Portfolio LLC	Delaware
Royal Cornerstone South Carolina Tenant Portfolio LLC	Delaware
RSC Oakleaf Lexington, LLC	Florida
RSC Oakleaf Greenville, LLC	Florida
Cornerstone Oakleaf Village LLC	Delaware
Cornerstone Oakleaf Village TRS LLC	Delaware
Meridian Rehab Littleton, LLC	Delaware
Chattanooga ALF, LLC	Delaware
Chattanooga ALF TRS, LLC	Delaware
Cornerstone Rome LTH Partnership, LLC	Delaware
Cornerstone Dallas Rehab GP LLC	Delaware
Cornerstone Dallas Rehab LP	Delaware
Hedgcoxe MOB GP LLC	Delaware
Hedgcoxe MOB, LP Forestview Manor, LLC Forestview Manor TRS, LLC Lehigh Pointe Senior Living LLC Lehigh Point Senior Living TRS LLC	Delaware Delaware Delaware Delaware Delaware